SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)        April 1, 2004

COLLEGIATE PACIFIC INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17293	22-2795073
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

13950 Senlac Drive, Suite 100, Dallas, Texas (Address of principal executive offices)	75234 (Zip Code)

(972) 243-8100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
Item 9. Regulation FD Disclosure
SIGNATURES
EXHIBIT INDEX
Asset Purchase Agreement
Press Release

Item 2. Acquisition or Disposition of Assets.

     On April 1, 2004, Collegiate Pacific Inc. (“Collegiate Pacific”) acquired substantially all of the operating assets and assumed specified operating liabilities of Kesslers Team Sports, Inc., an Indiana corporation (“Kesslers”), pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) dated February 9, 2004, by and among Collegiate Pacific, Kesslers BOO Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Collegiate Pacific, Bob Dickman, Phil Dickman, Dan Dickman and Floyd Dickman (collectively, the “Shareholders”).

     Under the terms of the Purchase Agreement, Collegiate Pacific paid Kesslers $13,750,000, exclusive of transaction related costs, for substantially all of its operating assets, which consisted of $6,500,000 in cash and 906,250 shares of Collegiate Pacific’s common stock (the “Shares”) valued at $7,250,000. Collegiate Pacific also paid certain liabilities of Kesslers at closing in the approximate amount of $4,700,000 and assumed certain other specified liabilities of Kesslers related to the acquired operating assets. Collegiate Pacific has agreed to register with the Securities and Exchange Commission all of the Shares for resale by Kesslers or the Shareholders. Additionally, so long as Kesslers and the Shareholders comply with the applicable provisions of the Purchase Agreement, Collegiate Pacific is required to either (a) repurchase from Kesslers or the Shareholders, as the case may be, for cash any of the Shares that have not been sold by Kesslers or the Shareholders prior to the second anniversary of the effective date of a registration statement covering the Shares for a per share price of $8.00 (the same per share price used to determine the number of Shares issued at closing) or (b) if all of the Shares have been sold as of the second anniversary of the effective date of a registration statement covering the Shares, pay Kesslers an amount in cash equal to the difference between $7,250,000 and the total sales proceeds received by Kesslers or the Shareholders from the sale of the Shares. The parties also entered into an escrow agreement pursuant to which 31,250 of the Shares payable to Kesslers will be held in escrow to secure the indemnification obligations of Kesslers and the Shareholders.

     The cash portion of the purchase price was paid out of the working capital of Collegiate Pacific and from proceeds drawn against Collegiate Pacific’s revolving line of credit with Merrill Lynch Business Financial Services. The common stock portion of the purchase price consisted of newly issued shares. Collegiate Pacific expects to treat the transaction as a purchase for accounting purposes.

     The terms of the Purchase Agreement, including the amount of consideration paid by Collegiate Pacific, were determined pursuant to arms-length negotiations between Collegiate Pacific and Kesslers. Prior to the Effective Time, none of Collegiate Pacific’s affiliates, officers or directors, or any associate of any such officer or director, had any material relationship with Kesslers. Collegiate Pacific also entered into an Employment Agreement with each of Messrs. Bob Dickman, Phil Dickman and Dan Dickman to assist with the operation of the acquired business.

     A portion of the assets acquired constitute equipment and other physical property used in connection with manufacturing, selling, distributing and installing sports equipment. These assets will continue to be utilized by Collegiate Pacific for such purposes.

     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired.

     As of the date of filing this Current Report on Form 8-K, it is impracticable for Collegiate Pacific to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements will be filed by amendment to this Form 8-K no later than June 7, 2004.

(b)	Pro Forma Financial Information.

     As of the date of filing this Current Report on Form 8-K, it is impracticable for Collegiate Pacific to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b)(2) of Form 8-K, such pro forma financial information will be filed by amendment to this Form 8-K no later than June 7, 2004.

(c)	Exhibits.

2.1*	Asset Purchase Agreement, dated as of February 9, 2004, by and among Kesslers Team Sports, Inc., Collegiate Pacific Inc., BOO Acquisition Corp., Bob Dickman, Dan Dickman, Phil Dickman and Floyd Dickman

99.1**	Press Release of Collegiate Pacific Inc., dated April 1, 2004.

*	Exhibits and disclosure schedules are omitted, but will be filed supplementally to the Commission upon request.

**	Furnished and not filed.

Item 9. Regulation FD Disclosure.

     Attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein solely for purposes of this Item 9 is the text of Collegiate Pacific’s press release announcing the closing of its acquisition of substantially all of the operating assets of Kesslers Sport Shop, Inc.

     The information under Item 9 of this Current Report on Form 8-K, including exhibit 99.1, is furnished pursuant to Item 9 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section. Further, the information furnished pursuant to Item 9 of this Current Report on Form 8-K, including exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of Collegiate Pacific Inc. under the Securities Act of 1933.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Collegiate Pacific Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 8, 2004	COLLEGIATE PACIFIC INC.
	By:	/s/ William R. Estill
William R. Estill, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit
2.1*	Asset Purchase Agreement, dated as of February 9, 2004, by and among Kesslers Team Sports, Inc., Collegiate Pacific Inc., BOO Acquisition Corp., Bob Dickman, Dan Dickman, Phil Dickman and Floyd Dickman

99.1**	Press Release of Collegiate Pacific Inc., dated April 1, 2004

*	Exhibits and disclosure schedules are omitted, but will be filed supplementally to the Commission upon request.

**	Furnished and not filed.